Calculation of Filing Fee Tables
S-3
Erasca, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 305,877,741.48	0.0001531	$ 46,829.88
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.0001 par value per share	415(a)(6)						S-3	333-266802	08/18/2022
Carry Forward Securities		Equity	Preferred Stock, $0.0001 par value per share	415(a)(6)						S-3	333-266802	08/18/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-266802	08/18/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-266802	08/18/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-266802	08/18/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 194,122,258.52			S-3	333-266802	08/18/2022	$ 17,995.13
			Total Offering Amounts:				$ 500,000,000.00		$ 46,829.88
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 46,829.88
Offering Note
[1]	Registration of equity includes rights to acquire common stock or preferred stock of Erasca, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices, and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. The maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000. The Registrant previously paid registration fees in the aggregate of $46,350 with respect to its Registration Statement on Form S-3 (File No. 333-266802) (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) ("Rule 415(a)(6)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered pursuant to this Registration Statement on Form S-3 (this "Registration Statement") include $194,122,258.52 of securities previously registered on the Prior Registration Statement which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6), the registration fee of $17,995.13 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate maximum offering price of $305,877,741.48 (the "New Securities"), which aggregate offering price is not specified as to each class of securities in reliance upon Rule 457(o) promulgated under the Securities Act. A filing fee of $46,829.88 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) and the updated amount of additional new securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

[2]	See Footnote 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A